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                                                                    Exhibit 99.1

      STATEMENT PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                                       BY
           PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
       REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS


                             Dated - August 7, 2002


        In accordance with Section 906 of the Sarbanes-Oxley Act of 2002, we, John A. O'Malley and John Y. Caloz, hereby certify that the periodic report, to which this Statement is attached, fully complies with the requirements of
Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, and the information contained in the periodic report to which this Statement is attached, fairly present, in all material respects, the financial condition and results of operations of the registrant.

        IN WITNESS WHEREOF, the undersigned have executed this Statement as of the date first written above.



                                           /s/  John A. O'Malley
                                           -------------------------------------
                                           John A. O'Malley
                                           Chairman, President and Chief
                                           Executive Officer



                                           /s/  John Y. Caloz
                                           -------------------------------------
                                           John Y. Caloz
                                           Corporate Vice President, Finance,
                                           Chief Financial Officer and Secretary


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